Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-230948, 333-224259, 333-237512, 333-254912) on Form S-8 of our report dated March 28, 2022, with respect to the consolidated financial statements of Zuora, Inc. and the effectiveness of internal control over financial reporting as of January 31, 2022, which report appears in the January 31, 2022 annual report on Form 10-K of Zuora, Inc.

/s/ KPMG LLP

Santa Clara, California
March 28, 2022